Exhibit 99.1

VENTANA MEDICAL SYSTEMS ACQUIRES SHARES IN

VISION SYSTEMS LIMITED

Tucson, Arizona, September 27, 2006 – Ventana Medical Systems, Inc. (NASDAQ: VMSI) today announced that it has filed a Substantial Shareholder Notice with Vision Systems Limited (ASX: VSL) as required under the Australian Corporations Act following Ventana’s acquisition on the open market of approximately 22 million shares, or 10.2% of the total outstanding shares on a fully diluted basis, of Vision Systems Limited (ASX: VSL) at an average price of A$2.85 per share.

About Ventana Medical Systems, Inc.

Ventana Medical Systems develops, manufactures, and markets instrument/reagent systems that automate slide preparation and staining in anatomical pathology and drug discovery laboratories worldwide. Ventana’s clinical systems are important tools used in the diagnosis and treatment of cancer and infectious diseases. Ventana’s drug discovery systems are used to accelerate the discovery of new drug targets and evaluate the safety of new drug compounds. Visit the Ventana Medical Systems, Inc., website at http://www.ventanamed.com.

CONTACT: Ventana Medical Systems

Christopher M. Gleeson, 520-229-3787

OR

Nick Malden, 520-229-3857

OR

For U.S.

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer/Jim Golden, 212-355-4449 ext 111

OR

For Australia

Hintons

Tim Duncan, +61-3-9600-1979

SOURCE: Ventana Medical Systems, Inc.